Exhibit 99.7
                         BANC ONE CAPITAL PARTNERS, L.P.
                        CONSENT, RELEASE AND UNDERTAKING

     NDE Environmental Corporation, a Delaware corporation ("NDE"), granted to Banc One Capital Partners, L.P. ("Capital Partners") liens and security interests on the capital stock ("USTMAN Stock") of USTMAN Industries, Inc., a Delaware corporation ("USTMAN"), and USTMAN granted to Capital Partners liens and security interests in certain assets and properties of USTMAN ("USTMAN Assets") in connection with certain borrowings by NDE from Capital Partners pursuant to that certain Note and Warrant Purchase Agreement dated as of October 25, 1996 ("Note Purchase Agreement") among NDE, TNC, USTMAN, Proeco, Tanknology Canada and Capital Partners (such borrowings under the Note Purchase Agreement are referred to herein as the "Indebtedness");

                              W I T N E S S E T H:

     WHEREAS, NDE has agreed to sell to Watson General Corporation, a California corporation ("Watson"), all of the USTMAN Stock; and

     WHEREAS, Capital Partners has agreed to (a) consent to such sale, (b) release USTMAN from its obligations with respect to the Indebtedness and (c) release its liens and security interests in the USTMAN Stock and USTMAN Assets in accordance with the terms and provisions hereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

     1. Capital Partners hereby consents to the sale by NDE to Watson of the USTMAN Stock ("Sale Transaction") and does hereby (a) release USTMAN from its obligations with respect to the Indebtedness, including its obligations under the Note Purchase Agreement and that certain Security Agreement - Personal Property dated as of October 25, 1996 among NDE, TNC, USTMAN, Proeco, Tanknology Canada and Capital Partners ("Security Agreement") and (b) release its liens and security interests in (i) the USTMAN Stock pledged pursuant to that certain Security Agreement--Pledge of Subsidiary Stock dated as of October 25, 1996 between NDE and Capital Partners and (ii) the USTMAN Assets.

     2. Capital Partners agrees to the release by Bank One, Texas, N.A. ("Bank One") of Certificate No. 3 evidencing 1,000 shares of USTMAN Stock.

     3. The consents and releases referred to in paragraphs 1 and 2 above shall be effective only upon closing of the Sale Transaction.

     4. Capital Partners shall from time to time upon request by Watson, USTMAN or NDE execute and deliver such financing statement releases or other documents necessary to release any lien or security interest of Capital Partners in the USTMAN Stock or the USTMAN Assets.



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



     5. NDE hereby agrees to (a) deposit $3,000,000 of the cash proceeds from the Sale Transaction in a certificate of deposit at Bank One pledged to Bank One and Capital Partners, which collateral account is hereby acknowledged to be subject to the Security Agreement, (b) pledge to Bank One and Capital Partners the $500,000 note to be received by NDE in connection with the Sale Transaction, which $500,000 note is hereby acknowledged to be covered by the Security Agreement and (c) apply the remaining cash proceeds of the Sale Transaction, less expenses, to the outstanding balance of the line of credit of NDE from Bank One, with any excess over the outstanding balance of the line of credit to be paid to NDE.

     6. The $3,000,000 certificate of deposit ("CD") has been pledged and delivered by NDE to Bank One pursuant to the Pledge of Certificate of Deposit dated as of May 20, 1997 ("Pledge Agreement") and the $500,000 promissory note ("Watson Note") made by Watson has been assigned to Bank One pursuant to the Assignment of Promissory Note dated May 20, 1997 ("Assignment Agreement"). Pursuant to the Intercreditor Agreement, Bank One has agreed to hold such CD and Watson Note as agent for Capital Partners and upon its release of its pledge and assignment under such Pledge Agreement and Assignment Agreement to deliver such CD and Watson Note to Capital Partners in pledge under this Consent, Release and Undertaking. NDE hereby consents to such delivery by Bank One to Capital Partners. In addition, with respect to the CD and Watson Note, NDE (i) upon request of Capital Partners, shall deliver to Capital Partners, financing statements (form UCC-1) in proper form for filing under the Uniform Commercial Code in each jurisdiction as may be necessary or, in the reasonable opinion of Capital Partners, desirable to perfect the security interest created, granted, or extended herein. NDE hereby authorizes Capital Partners to file, and appoints Capital Partners its attorney-in-fact for the purpose of executing and filing, such financing statements or any additional financing statement or any continuation statement without the signature of NDE to the extent permitted by Applicable Law (as defined in the Security Agreement).


     7. NDE hereby represents and warrants that it will not as a result of the consummation of the Sale Transaction be in non-compliance with any covenant of the Note Purchase Agreement except for Sections 9(c) (insofar, and only insofar, as Section 9(c) would apply to the set- off provisions of the Watson Note), 9(g) and 9(j) thereof, with respect to which Sections such non-compliance is hereby waived.

     8. This consent, release and undertaking shall be governed by and construed in accordance with the laws of the State of Ohio and applicable United States federal law.

     9. This consent, release and undertaking shall be binding upon each of the undersigned and its successors and assigns, and shall inure to the benefit of NDE, USTMAN, Watson and Capital Partners and their respective successors and assigns.

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     DATED AND EFFECTIVE as of the 20th day of May, 1997.

                                    BANC ONE, CAPITAL PARTNERS, L.P.,
                                    By: BOCP Corporation, General Partner



                                       By:        /S/ WILLIAM P. LEAHY
                                             ___________________________________
                                             Authorized Signing Officer



                                    NDE ENVIRONMENTAL CORPORATION


                                       By:        /S/ JAY CHAFFEE
                                             ___________________________________
                                             Jay Chaffee, Chairman of the Board



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